                                                                   EXHIBIT 11.1

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
(Dollars in thousands, except per share data)

                                                                     Year              Six Months
                                                                    Ended                 Ended
                                                                  31-Dec-96            30-Jun-97
                                                                 ------------        ------------
                                                                                      (Unaudited)
Actual Net Loss..................................                $     16,950        $      7,467
Less: Interest Expense...........................                      (1,692)             (1,572)
                                                                 ------------        ------------
Pro Forma Net Loss...............................                $     15,258        $      5,895
                                                                 ------------        ------------
                                                                 ------------        ------------

Pro Forma Shares Outstanding:

Common Stock, issued and outstanding.............                  82,530,000          82,530,000
Shares assumed issuable related to
 conversion of Series A Preferred Stock..........                   6,988,850           6,988,850

Shares to be issued the proceeds from
 which will be used to pay notes payable,
 account payable, accrued interest and accrued
 dividends at $19.00 per share...................                   2,383,714           2,383,714
Stock options:
 Shares issuable related to stock options........   1,037,520
 Less: Shares assumed repurchased at
  $19.00 per share...............................    (301,675)
                                                    ---------
Shares to be issued related to stock options.....                     735,845             735,845
                                                                 ------------        ------------
Pro Forma Shares Outstanding.....................                  92,638,409          92,638,409
                                                                 ------------        ------------
                                                                 ------------        ------------

Pro Forma Net Loss Per Share.....................                $       0.17       $        0.06
                                                                 ------------        ------------
                                                                 ------------        ------------